10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Total Delinquent
90 Days Delinquent
60 Days Delinquent
31 Days Delinquent

Bluegreen VOI Delinquency Performance

Total Delinquent
90 Days Delinquent
60 Days Delinquent
31 Days Delinquent

Portfolio Performance

2008/2009/2010 Originations - VOI Default Comparison

VOI Delinquency Breakdown: As of September 30, 2011

Percentage of
outstanding loans

Percentage of outstanding
principal balance over 30 days past due

Originations Pre-12/15/08
(loans not credit scored at origination)

Originations 12/15/08 – 12/31/09
(loans must meet minimum FICO® requirement of
     500)

Originations 1/1/10 – 9/30/11
(loans must meet minimum FICO® requirement
     of 575)

Total

68%

11%

21%

100%

4.60%

4.05%

2.02%

3.99%

Percentage defaulted

Loans originated 1/1/08 – 12/14/08

Loans originated 12/15/08 – 12/31/09

Loans originated 1/1/10 – 12/31/10

17.45% (as of 9/30/10)

9.90% (as of 9/30/11)

3.79% * (as of 9/30/11, 1st 21 months)

* Estimated